Rockwell Medical Regains Compliance with Nasdaq Listing Requirements

Wixom, Michigan, July 20, 2026 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced that it has received notice from The Nasdaq Stock Market LLC ("Nasdaq") that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

In regaining compliance under the Listing Rule, the Company's shares maintained a minimum closing bid price of $1.00 per share or greater from July 1, 2026 to July 15, 2026. As a result, Nasdaq has closed the matter.

Rockwell Medical is now in full compliance with all Nasdaq continued listing requirements, and the Company's stock remains listed and traded on the Nasdaq Capital Market under the ticker "RMTI".

About Rockwell Medical

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® four years in a row (2023-2026) and named Fortune Best Workplaces in Manufacturing & Production™ in 2024 and 2025, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis Solutions™. For more information, visit www.rockwellmed.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “are determined,” “are committed to,” “are on track,” “are resolute in our vision,” "work to," "drive towards," “focused on,” “seeks to” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. There can be no assurance that Rockwell Medical will be able to realize any of the anticipated benefits from the reverse stock split, including maintaining its listing on the Nasdaq Capital Market. Forward looking statements contained herein include statements related to the benefits of continued listing on the Nasdaq Capital Market. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include, but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, as such description may be amended or updated in any future reports we file with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

# # #

CONTACT:
Heather Hunter
(248) 432-1362
IR@RockwellMed.com.